EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                               Regarding Units of

                     ROBECO-SAGE TRITON MASTER FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase

                              Dated March 30, 2009

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

             AT 12:00 MIDNIGHT, EASTERN TIME, ON APRIL 24, 2009, AND
                        THIS NOTICE OF WITHDRAWAL MUST BE

             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
                ON APRIL 24, 2009, UNLESS THE OFFER IS EXTENDED.

          COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN OR DELIVER TO:

                      SEI Investments Global Funds Services
                            One Freedom Valley Drive
                                 Oaks, PA 19456
                          Attn: Investor Services Team

                           For additional information:

                              Phone: (610) 676-8725

                               Fax: (484) 676-2346

Ladies and Gentlemen:

     The undersigned wishes to withdraw the tender of its units of limited liability company interests ("Units") in Robeco-Sage Triton Master Fund, L.L.C. (the "Fund"), or the tender of a portion of such Units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ________________________.

This tender was in the amount of:

     [ ]  All Units.

     [ ] Portion of Units expressed as a specific dollar value. (A minimum value greater than: $100,000, or such other amount as is determined by the Board of Managers must be maintained in the Fund (the "Required Minimum Balance").)

          $__________________

     [ ] Portion of Units. (Must have a value greater than: $100,000, or such other amount as is determined by the Board of Managers.)

          Number of Units: ___________

     [ ]  All Units in excess of the Required Minimum Balance.

     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units of the Fund (or portion of the Units) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.


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

SIGNATURE(S).

FOR INDIVIDUAL INVESTORS                     FOR OTHER INVESTORS:
AND JOINT TENANTS:


------------------------------------------   ------------------------------------------
Signature                                    Print Name of Investor


(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
ON INVESTOR CERTIFICATION)


------------------------------------------   ------------------------------------------
Print Name of Investor                       Signature

                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                              ON INVESTOR CERTIFICATION)

------------------------------------------   ------------------------------------------
Joint Tenant Signature if necessary          Print Name of Signatory and Title

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
ON INVESTOR CERTIFICATION)


------------------------------------------   ------------------------------------------
Print Name of Joint Tenant                   Co-signatory if necessary


                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                              ON INVESTOR  CERTIFICATION)

                                             ------------------------------------------
                                             Print Name and Title of Co-signatory

Date: ___________


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